Exhibit 5.1

May 9, 2024

Board of Directors

Savara Inc.

1717 Langhorne Newtown Road, Suite 300

Langhorne, PA 19047

Re:	Registration Statement on Form S-3 of Savara Inc.

Dear Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Savara Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of one or more classes or series of the following securities of the Company: (i) shares of common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”), which Debt Securities may be issued pursuant to one or more senior or subordinated indentures (the “Indentures”), between the Company and a trustee to be named therein (the “Trustee”); (iv) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Company and the warrant agent to be named therein; and (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities or Warrants in any combination (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Shelf Securities”; all of which may be issued from time to time on a delayed or continuous basis upon conversion, exchange, redemption or exercise, including pursuant to anti-dilution adjustments, at an aggregate offering price not to exceed $400,000,000. The terms “Common Stock,” “Preferred Stock,” “Debt Securities,” “Warrants” and “Units” shall include any additional amounts of such securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

We also have acted as counsel to the Company in connection with an offering of up to $100,000,000 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”) under a Sales Agreement entered into by the Company with Evercore Group L.L.C. on July 6, 2021 (as may be amended or supplemented, the “Sales Agreement”). The Sales Agreement Shares, which comprise a portion of the Shelf Securities, will be offered and sold pursuant to the prospectus supplement included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).

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In addition, the Company previously has sold and issued pre-funded warrants (the “2023 Pre-Funded Warrants”) to purchase up to 5,666,667 shares of Common Stock (the “2023 Pre-Funded Warrant Shares”), pre-funded warrants (the “2021 Pre-Funded Warrants”) to purchase up to 32,175,172 shares of Common Stock (the “2021 Pre-Funded Warrant Shares”), and pre-funded warrants (the “2017 Pre-Funded Warrants”) to purchase up to 775,000 shares of Common Stock (the “2017 Pre-Funded Warrant Shares” and, together with the 2023 Pre-Funded Warrant Shares and the 2021 Pre-Funded Warrant Shares, the “Warrant Shares”, and together with the Shelf Securities, the “Securities”). The prospectus for the offer and sale of the Warrant Shares is included in the Registration Statement (as may be amended or supplemented, the “Warrant Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates of public officials, instruments and other documents as we have deemed necessary or appropriate for the purposes of this opinion. In such examination and in rendering this opinion, we have assumed, without inquiry or other investigation: (a) the legal capacity of each natural person executing the agreements described in this opinion letter; (b) the authenticity of original documents and the genuineness of all signatures; (c) the conformity to the originals of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, agreements, instruments, certificates and other documents we have reviewed; (e) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents; (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of issuance, sale or resale, as applicable, of any Securities thereunder); (g) a prospectus supplement (including the Sales Agreement Prospectus related to the Sales Agreement Shares and the Warrant Prospectus related to the Warrant Shares) or term sheet will have been timely filed with the Commission describing the Securities offered thereby; (h) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement or term sheet; (i) a definitive underwriting, purchase, agency or similar agreement with respect to any Securities (including the Sales Agreement with respect to the Sales Agreement Shares and any Warrant Agreement related to the Warrant Shares) offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (j) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (k) with respect to Common Stock or Preferred Stock offered, there will be sufficient Common

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Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance. We also have assumed that the execution and delivery by the Company of, and the performance of its obligations pursuant to, the Securities will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject; (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units registered on the Registration Statement) (the “Offered Common Stock”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Company’s board of directors (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the shares of Offered Common Stock are offered or sold by the Company), (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the organizational documents of the Company, so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) certificates in the form required under the laws of the State of Delaware representing shares of the Offered Common Stock are duly executed, countersigned, registered and delivered, or such shares of Offered Common Stock are credited in the Direct Registration System of the Depository Trust Corporation (“DTC”), upon payment of the agreed upon consideration therefor, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

2. With respect to any Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the

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Board, including any appropriate committee appointed thereby, the Company’s shareholders (if and as applicable), and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, terms and sale of the shares of Offered Preferred Stock, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the shares of Offered Preferred Stock are offered or sold by the Company), (iv) a Certificate of Designation conforming to the laws of the State of Delaware regarding such series of Preferred Stock has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates in the form required under the laws of the State of Delaware representing the shares of Offered Preferred Stock are duly executed, countersigned, registered and delivered, or such shares of Offered Preferred Stock are credited in the Direct Registration System of DTC, upon payment of the agreed-upon consideration therefor, the Offered Preferred Stock, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase, agency or similar agreement, will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities to be offered by the Company under the applicable Indenture, including any applicable supplemental indentures, in respect to the Offered Debt Securities (the “Applicable Indenture”) pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement has become effective under the Securities Act and the Applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters (and such action is in full force and effect at all times at which the Offered Debt Securities are offered or sold by the Company), (iv) the Applicable Indenture has been duly authorized, executed and delivered by each party thereto, (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Applicable Indenture and reflected in appropriate documentation and, if applicable, executed and delivered by each party thereto, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or

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exercise of any Preferred Stock, Debt Securities, Warrants or Units), when issued and sold in accordance with the Applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Warrants are offered or sold by the Company), (iv) the Warrant Agreement, if any, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock, Preferred Stock, and/or Debt Securities relating to such Warrants have been duly authorized for issuance, and (vii) the Offered Warrants have been duly executed and delivered against payment of the agreed-upon consideration therefor, pursuant to the Warrant Agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase, agency or similar agreement, the Offered Warrants will have been duly authorized, and such Offered Warrants will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Units, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Units are offered or sold by the Company), (iv) the unit agreement with respect to the Offered Units (the “Unit Agreement”), if any, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the issuance and sale of the Offered Units have been duly established in conformity with such Unit Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a

May 9, 2024

default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Units have been duly executed and delivered against payment therefor, pursuant to the Unit Agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase, agency or similar agreement, the Offered Units will have been duly authorized, and such Offered Units will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, the Sales Agreement Shares are duly authorized, and when issued against receipt of the consideration therefor in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable.

7. With respect to the offering of the Warrant Shares pursuant to the Warrant Prospectus, the Warrant Shares are duly authorized, and when issued and sold against payment therefor in accordance with the terms of the Warrant Agreements related to the 2023 Pre-Funded Warrants, the 2021 Pre-Funded Warrants or the 2017 Pre-Funded Warrants, as applicable, will be validly issued, fully paid and nonassessable.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that (a) (i) each of the Debt Securities, Warrants, Units, and the respective Indentures, Warrant Agreements and Unit Agreements governing such securities will be governed by the internal laws of the State of New York, (ii) that the choice of New York law to govern the Debt Securities and each Applicable Indenture and any supplemental indenture thereto is a valid and legal provision, (b) the other party under the Applicable Indenture for any Offered Debt Securities, Warrant Agreement for any of the Offered Warrants and Unit Agreement for any of the Offered Units, in the case of an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the Company shall remain validly existing and in good standing under the laws of the State of Delaware; (c) such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Unit Agreement, or other agreement, as applicable; (d) such Indenture, Warrant Agreement, Unit Agreement or other agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; (e) such other party is in compliance with respect to performance of its obligations under such Indenture, Warrant Agreement, Unit Agreement or other agreement, as applicable, with all applicable laws and regulations; and (f) such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Unit Agreement or other agreement, as applicable.

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The opinion letter which we render herein is limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of the General Corporation Law, and the laws of the State of New York as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to federal law, including the federal securities laws, state securities (or “blue sky”) laws of the laws of any other jurisdiction, and the opinions set forth herein are qualified in that respect. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP